Exhibit 99.1

Ocean Power Technologies Announces Results for the

Fiscal Third Quarter Ended January 31, 2012

Pennington, NJ – March 9, 2012 – Ocean Power Technologies, Inc. (Nasdaq: OPTT) (“OPT” or “the Company”) today announces financial results for its fiscal 2012 third quarter and nine months ended January 31, 2012.

Recent Highlights

•

Operating loss at $12.4 million was significantly reduced for the nine months ended January 31, 2012, compared with $15.8 million for the nine months ended January 31, 2011, primarily reflecting a 33% decrease in product development costs.

•	Net cash used in operations decreased to $9.7 million for the nine months ended January 31, 2012 from $14.0 million for the prior-year period.

•

Strong operating performance reported with regard to the Littoral Expeditionary Autonomous PowerBuoy (“LEAP”) for coastal security and maritime surveillance, under contract with the US Navy. The device is significantly smaller and more compact than the Company’s utility PowerBuoy. The LEAP PowerBuoy posted better than anticipated results. While the Navy mission called for 150 watts of continuous power, the LEAP system supplied continuous power in excess of 400 watts throughout the entire deployment – including during Hurricane Irene, which passed directly overhead.

•

Continued work under the €2.2 million WavePort project in Spain, teaming with the University of Exeter to design a new wave prediction model and with a Spanish steel manufacturer to build a PB40 buoy structure for demonstration of the wave-by-wave electronic “tuning” capability.

•	Progress made in Australia towards a planned 19MW wave power station with the commencement of site development and permitting activities.

•	The Company presented at the Annual Needham Growth Conference in New York on January 11 and will present at the upcoming Roth Capital Conference on March 14 in Laguna Niguel, California.

“Ocean Power Technologies is taking the necessary steps to advance our PowerBuoy technology towards commercialization while continuing to manage our cash conservatively,” said Charles F. Dunleavy, Chief Executive Officer of OPT. “This quarter’s operational highlights were the continued progress being made under our WavePort project in Spain and the recently reported excellent results for our LEAP autonomous PowerBuoy deployed for the US Navy – which we expect will bolster interest in such technology. At the same time, we are working hard to move forward with our partners in Australia and Japan and are also preparing to launch our PB150 off the coast of Reedsport, Oregon later in 2012. The performance of our first PB150 PowerBuoy off Scotland and our autonomous LEAP device off New Jersey earlier this fiscal year have established important milestones while we actively market our products internationally. As a result, we see growing interest in our technology, which gives us great confidence for the future.”

Financial Review

OPT’s contract backlog as of January 31, 2012 was $7.8 million compared to $8.8 million as of October 31, 2011 and $5.8 million as of January 31, 2011. Backlog includes funded amounts and unfunded amounts that are expected to be funded in the future. Funded backlog was $5.8 million, $6.8 million, and $5.3 million as of January 31, 2012, October 31, 2011 and January 31, 2011, respectively.

Results for the Fiscal Third Quarter Ended January 31, 2012

For the three months ended January 31, 2012, OPT reported revenues of $0.9 million as compared to revenues of $1.5 million for the three months ended January 31, 2011. This decrease primarily reflects lower revenues related to the Company’s PB150 being prepared for deployment off Reedsport, Oregon, as well as lower revenue tied to the Navy’s LEAP program on a year-over-year basis, as that project was successfully completed in this fiscal 2012 third quarter. These revenue declines were partially offset by an increase in revenue from the Company’s WavePort project.

The operating loss for the three months ended January 31, 2012 was $3.2 million as compared to an operating loss of $3.8 million for the three months ended January 31, 2011. The reduction in operating loss year-over-year was due primarily to a decrease in product development costs, principally for the PB150 system that underwent successful ocean trials off the coast of Scotland in 2011, partially offset by costs related to the PB150 PowerBuoy in Reedsport, Oregon.

The net loss was $2.2 million for the three months ended January 31, 2012 compared to $3.4 million for the same period in the prior year. This decrease in net loss was due primarily to the decline in operating loss and a higher recorded income tax benefit due to the sale of New Jersey net operating tax losses, partially offset by a decrease in interest income and a higher foreign exchange loss.

Results for the Nine Months Ended January 31, 2012

For the nine months ended January 31, 2012, OPT reported revenues of $4.3 million as compared to revenues of $4.8 million for the nine months ended January 31, 2011. This decrease primarily reflects lower revenues associated with the US Navy’s Deep Water Active Detection System project, and declines in revenue tied to the Company’s LEAP program as well as the PB150 being prepared for deployment off Reedsport, Oregon. The year-to-date revenue decline was partially offset by work on the Company’s WavePort project in Spain and by the funded development of the PB500 PowerBuoy.

The operating loss for the nine months ended January 31, 2012 was $12.4 million as compared to an operating loss of $15.8 million for the nine months ended January 31, 2011. The reduction in operating loss year-over-year was due primarily to a decrease in product development costs, principally for the PB150 system off the coast of Scotland and the Company’s Hawaii project with the US Navy, as these projects neared completion during fiscal year 2012. Gross profit for the nine months ended January 31, 2011 was negatively impacted by a reduction in revenues of $240,000 due to a change in the Company’s estimated revenue recognized in connection with its project off the coast of Spain.

The net loss was $11.1 million for the nine months ended January 31, 2012 compared to $15.1 million for the same period in the prior year. This decrease in net loss was due primarily to the decline in operating loss and lower foreign exchange losses, as well as a higher recorded income tax benefit, partially offset by a decrease in interest income.

Cash and Investments

On January 31, 2012, total cash, cash equivalents, restricted cash and investments were $37.8 million. Net cash used in operating activities was $9.7 million for the nine months ended January 31, 2012, compared to $14.0 million for the same period last year. OPT received approximately $1.1 million and $0.4 million in connection with the sale of New Jersey net operating tax losses during the nine months ended January 31, 2012 and 2011, respectively. As previously stated, OPT expects its cash outflows to decrease in fiscal 2012, as compared to the prior fiscal year, reflecting the completion of ocean trials of the PB150 off the coast of Scotland.

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Additional information may be found in the Company’s Quarterly Report on Form 10-Q that will be filed with the US Securities and Exchange Commission (“SEC”). The Form 10-Q may be accessed at www.sec.gov or at the Company’s website in the Investor Relations tab.

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Conference Call Details

The Company will host a conference call to review these results at 10:00 a.m. Eastern Time today. Charles F. Dunleavy, Chief Executive Officer, and Brian M. Posner, Chief Financial Officer, will lead the call and webcast.

The call will be available by telephone at 800.510.0146 (toll free in the U.S.) or 617.614.3449 (for international callers), using passcode 50557112. Investors may also access the webcast by visiting the Company's website at www.oceanpowertechnologies.com and clicking on the Investor Relations tab, then Webcasts & Presentations. Recorded replays of the conference call will be available on the Company’s website and by telephone at 888.286.8010 (toll free in the U.S.) or 617.801.6888 (for international callers), replay passcode 86038383, beginning at 1:00 p.m. Eastern on March 9, 2012.

Forward-Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current expectations about its future plans and performance, including statements concerning the impact of marketing strategies, new product introductions and innovation, deliveries of product, sales, earnings and margins. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company's most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

About Ocean Power Technologies

Ocean Power Technologies, Inc. (Nasdaq: OPTT) is a pioneer in wave-energy technology that harnesses ocean wave resources to generate reliable and clean and environmentally-beneficial electricity. OPT has a strong track record in the advancement of wave energy and participates in an estimated $150 billion annual power generation equipment market. OPT’s proprietary PowerBuoy® system is based on modular, ocean-going buoys that capture and convert predictable wave energy into clean electricity. The Company is widely recognized as a leading developer of on-grid and autonomous wave-energy generation systems, benefiting from 15 years of in-ocean experience. OPT is headquartered in Pennington, New Jersey, USA with an office in Warwick, UK. More information can be found at www.oceanpowertechnologies.com.

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Company Contacts: Ocean Power Technologies, Inc. Brian M. Posner, Chief Financial Officer	Telephone: +1 609 730 0400

Media Contact: Luther Pendragon Neil Thapar, Claire Norbury	Telephone: +44 20 7618 9100

Investor Relations Contact: Darrow Associates Chris Witty	Telephone: +1 646 438 9385 Email: cwitty@darrowir.com

Consolidated Balance Sheets as of

January 31, 2012 and April 30, 2011

	September 30,	September 30,
	January 31,
	2012	April 30,
	(Unaudited)	2011
ASSETS
Current assets:
Cash and cash equivalents	$7,829,751	4,376,136
Marketable securities	25,466,356	26,018,594
Accounts receivable	886,428	1,285,000
Unbilled receivables	133,982	456,316
Other current assets	801,009	832,142

Total current assets	35,117,526	32,968,188

Property and equipment, net	734,734	792,092
Patents, net	1,349,857	1,222,368
Restricted cash	1,446,944	1,624,669
Marketable securities	3,015,708	16,323,016
Other noncurrent assets	520,647	622,245

Total assets	$42,185,416	53,552,578

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$458,571	1,224,728
Accrued expenses	3,360,517	4,302,952
Deferred credits payable	600,000	—
Unearned revenues	1,264,608	344,022
Current portion of long term debt	100,000	139,378

Total current liabilities	5,783,696	6,011,080

Long-term debt	375,000	450,000
Deferred credits	—	600,000

Total liabilities	6,158,696	7,061,080

Ocean Power Technologies, Inc. Stockholders’ equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares; none issued or outstanding	—	—
Common stock, $0.001 par value; authorized 105,000,000 shares; issued of 10,414,389 and 10,419,183 shares, respectively	10,414	10,419
Treasury stock, at cost; 22,195 and 7,685 shares, respectively	(98,517)	(42,734)
Additional paid-in capital	158,110,305	157,174,930
Accumulated deficit	(121,893,079)	(110,848,972)
Accumulated other comprehensive (loss) income	(90,266)	175,907

Total Ocean Power Technologies, Inc. stockholders' equity	36,038,857	46,469,550

Noncontrolling interest in Ocean Power Technologies (Australasia) Pty, Ltd	(12,137)	21,948

Total equity	36,026,720	46,491,498

Total liabilities and stockholders’ equity	$42,185,416	53,552,578

Consolidated Statements of Operations

For the Three Months Ended January 31, 2012 and 2011

(Unaudited)

	September 30,	September 30,
	January 31, 2012	January 31, 2011

Revenues	$923,619	1,523,601
Cost of revenues	934,142	1,453,397

Gross (loss) profit	(10,523)	70,204

Operating expenses:
Product development costs	1,388,380	2,026,336
Selling, general and administrative costs	1,822,806	1,884,950

Total operating expenses	3,211,186	3,911,286

Operating loss	(3,221,709)	(3,841,082)

Interest income, net	95,261	148,480
Foreign exchange loss	(113,373)	(38,014)

Loss before income taxes	(3,239,821)	(3,730,616)

Income tax benefit	1,053,427	364,105

Net loss	(2,186,394)	(3,366,511)

Less: Net loss attributable to the noncontrolling interest in Ocean Power Technologies (Australasia) Pty, Ltd	19,708	3,693

Net loss attributable to Ocean Power Technologies, Inc.	$(2,166,686)	(3,362,818)

Basic and diluted net loss per share	$(0.21)	(0.33)

Weighted average shares used to compute basic and diluted net loss per share	10,276,788	10,248,092

Consolidated Statements of Operations

For the Nine Months Ended January 31, 2012 and 2011

(Unaudited)

	September 30,	September 30,
	January 31, 2012	January 31, 2011

Revenues	$4,349,908	4,762,415
Cost of revenues	4,319,634	4,818,623

Gross profit (loss)	30,274	(56,208)

Operating expenses:
Product development costs	6,551,507	9,731,592
Selling, general and administrative costs	5,857,656	6,060,705

Total operating expenses	12,409,163	15,792,297

Operating loss	(12,378,889)	(15,848,505)

Interest income, net	341,631	546,829
Foreign exchange loss	(93,080)	(205,824)

Loss before income taxes	(12,130,338)	(15,507,500)

Income tax benefit	1,053,427	364,105

Net loss	(11,076,911)	(15,143,395)

Less: Net loss attributable to the noncontrolling interest in Ocean Power Technologies (Australasia) Pty, Ltd	32,804	14,792

Net loss attributable to Ocean Power Technologies, Inc.	$(11,044,107)	(15,128,603)

Basic and diluted net loss per share	$(1.07)	(1.48)

Weighted average shares used to compute basic and diluted net loss per share	10,273,636	10,242,528

Consolidated Statements of Cash Flows

For the Nine Months Ended January 31, 2012 and 2011

(Unaudited)

	September 30,	September 30,
	January 31, 2012	January 31, 2011
Cash flows from operating activities:
Net loss	$(11,076,911)	(15,143,395)

Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange loss	93,080	205,824
Depreciation and amortization	294,820	270,209
Loss on disposals of property, plant and equipment	9,715	933
Treasury note (discount) premium amortization	(31,633)	57,752
Compensation expense related to stock option grants and restricted stock	935,370	953,738
Changes in operating assets and liabilities:
Accounts receivable	334,946	776,316
Unbilled receivables	316,084	(192,577)
Other current assets	20,340	325,440
Other noncurrent assets	54,183	756,172
Accounts payable	(761,241)	(715,927)
Accrued expenses	(860,101)	(787,537)
Unearned revenues	928,016	(351,625)
Other noncurrent liabilities	—	(142,586)

Net cash used in operating activities	(9,743,332)	(13,987,263)

Cash flows from investing activities:
Purchases of marketable securities	(12,849,207)	(7,528,436)
Maturities of marketable securities	26,727,857	27,011,971
Restricted cash	53,936	(250,000)
Purchases of equipment	(210,316)	(67,356)
Payments of patent costs	(138,889)	(190,547)

Net cash provided by investing activities	13,583,381	18,975,632

Cash flows from financing activities:
Proceeds from long-term debt	—	250,000
Repayment of debt	(114,378)	(6,008)
Acquisition of treasury stock	(55,783)	(30,859)

Net cash (used in) provided by financing activities	(170,161)	213,133

Effect of exchange rate changes on cash and cash equivalents	(216,273)	64,525

Net increase in cash and cash equivalents	3,453,615	5,266,027

Cash and cash equivalents, beginning of period	4,376,136	4,236,597

Cash and cash equivalents, end of period	$7,829,751	9,502,624